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                              FORM 8-K
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)   January 13, 2000

                   INTERNATIONAL SPEEDWAY CORPORATION
          (Exact name of registrant as specified in its charter)

     FLORIDA                      O-2384            59-0709342
(State or other jurisdiction   (Commission       (I.R.S. Employer
    of incorporation)           File Number)     Identification No.)

1801 WEST INTERNATIONAL SPEEDWAY BOULEVARD, DAYTONA BEACH,
FLORIDA 32114
  (Address of principal executive offices)                     (Zip code)

Registrant's telephone number, including area code:   (904) 254-2700

        No Change
(Former name or address, if changed since last report)

Item 5.   Other Events.

     On January 13, 2000 the Company issued a press release which provided additional detail on the impact of NASCAR television agreements in the year 2001. The release announced that according to NASCAR Broadcasting, Ltd., the total current estimate for net television revenue in the year 2001 is approximately $244 million with increases, on average, of approximately 17% per year through the 2006 season. The annual increase is expected to vary between 15% and 21% per year. The 2001 estimate is based on the entire 2000 NASCAR Winston Cup and Busch Series schedules and anticipates that approximately 95% of the total television proceeds will be allocated to Winston Cup events and approximately 5% to Busch Series events in the 2001 season. A copy of the press release is attached as an exhibit to this report.

     On January 14, 2000 the Company announced it had reached an agreement with the New Jersey Sports and Exposition Authority to conduct a feasibility study to potentially develop a motorsports facility at the Meadowlands Sports Complex in East Rutherford, N.J. A copy of the press release is attached as an exhibit to this report.

Item 7.   Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit
     Number    Description of Exhibit                    Filing Status

1.   (99.1)    Press Release providing additional         filed herewith
               detail on NASCAR television contracts

2.   (99.2)    Press Release announcing feasibility       filed herewith
                study for Meadowlands

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                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              INTERNATIONAL SPEEDWAY CORPORATION
                                             (Registrant)

Date:   1/14/2000                 /s/ James C. France
     _____________             __________________________________
                                      James C. France, President